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                                                                    EXHIBIT 23.7

                              [LETTERHEAD OF AMEC]



                 CONSENT OF MINERAL RESOURCES DEVELOPMENT, INC.


         The undersigned, Mineral Resources Development, Inc., hereby states as follows:

         Our firm assisted with an evaluation and prepared an independent review, completed in 2000 (the "2000 Review"), concerning reserves in the Brimstone Deposit of the Hycroft Mine, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Hycroft Mine -- Geology and Ore Reserves" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2002 Review, including the references to our firm included with such information, as set forth above in the Form 10-K.

         The consent provided by MRDI is for the use of and reference to the entire summary and report specified in the consent form. MRDI does not consent to the use of excerpts from or portions of the report or summary without its prior approval.


                                        Mineral Resources Development, Inc.


                                        By: /s/ LARRY B. SMITH
                                            ------------------------------------
                                            Name:  Larry B. Smith
                                            Title: Technical Director, Geology &
                                                   Geostatistics


Date:  March 30, 2004